EXHIBIT 5

JOINT REPORTING AGREEMENT

In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other parties as follows:

1. Such party is eligible to file a statement or statements on Schedule 13D pertaining to the Class A Common Stock, $.01 par value per share, of CB Richard Ellis Group, Inc., a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

2. Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

3. Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: June 21, 2004

FS EQUITY PARTNERS III, L.P., a Delaware limited partnership

By:	FS Capital Partners, L.P.
	Its:	General Partner

	By:	FS Holdings, Inc.
		Its:	General Partner

		By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President

FS CAPITAL PARTNERS, L.P.,
a California limited partnership

By:	FS Holdings, Inc.
	Its:	General Partner

	By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President

FS HOLDINGS, INC.,
a California corporation

By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President

FS EQUITY PARTNERS INTERNATIONAL, L.P.,
a Delaware limited partnership

By:	FS&Co. International, L.P.,
	Its:	General Partner

	By:	FS International Holdings Limited
		Its:	General Partner

		By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President

FS&CO. INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership

By:	FS International Holdings Limited
	Its:	General Partner

	By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President

FS INTERNATIONAL HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares

By:	/s/ J. Frederick Simmons
J. Frederick Simmons
Title: Vice President